Exhibit 99.1

AMC Robotics Provides Update on Vietnam Manufacturing Facility Buildout, Targeting $30 Million Annual Production Capacity

NEW YORK – September 21, 2026 – AMC Robotics Corporation (Nasdaq: AMCI) (“AMC Robotics” or the “Company”), an AI-driven robotics solutions provider, today provided an update on the buildout of its manufacturing facility in Bắc Ninh, Vietnam, operated through its wholly owned subsidiary, AMCV Company Limited. The Company is targeting commissioning of its Phase 1 production line by the end of 2026, with an estimated maximum production capacity of tens of millions of modules. The Company currently expects the production line to generate approximately $30 million in annual production output based on current indicative purchasing interest from potential customers across the United States, Japan and Southeast Asia. The facility is designed to support production of the Company’s current robotics products and related core modules, with initial trial production expected to commence in early 2027.

The Company’s manufacturing investment is supported by strong tailwinds in the global warehouse automation market, which is estimated at $34.17 billion in 2026 and expected to grow at a compound annual growth rate of 13.98% to reach $65.74 billion by 2031, according to Mordor Intelligence (Source: https://www.mordorintelligence.com/industry-reports/warehouse-automation-market).

The management team at the Vietnam facility is led by General Manager Aron Wang, who brings more than 20 years of experience in electronics manufacturing, including chip-on-board (COB), surface mount technology (SMT), and optical packaging at leading companies including Siemens and ASMPT. He has also had significant experience with facility buildouts and team management. The Company expects to grow its local team to approximately 20 to 25 employees by early 2027, recruiting primarily from Vietnam’s established talent pool in electronics manufacturing and precision assembly.

AMC Robotics selected Vietnam for its well-established electronics supply chain, skilled manufacturing workforce, and proximity to key component suppliers. The facility will also serve to further diversify the Company’s manufacturing and supply chain footprint, supporting the scalable production of its AI-powered robotics solutions.

“Our team is working closely with local partners and suppliers to bring the facility online on schedule,” said Aron Wang, General Manager of AMCV Company Limited. “We are building a local team with world class manufacturing and quality capabilities, and we look forward to welcoming customers and partners to the site once trial production begins.”

“The progress at our Bắc Ninh facility reflects the meaningful steps we have taken to build a scalable manufacturing platform,” said Sean Da, Chairman and Chief Executive Officer of AMC Robotics. “With our management team in place and the buildout on track, we believe we are well-positioned to begin trial production in early 2027 and to meet the growing demand for our AI-powered robotics solutions in the warehouse automation market.”

About AMC Robotics Corporation

AMC Robotics (Nasdaq: AMCI) is an AI-driven robotics company focused on developing intelligent, scalable hardware and software solutions. The Company’s quadruped robotic platform, Kyro™, enables industries to automate inspection, security, and operational tasks through autonomous mobility and AI-powered perception and its warehouse logistics sorting robot, NovaArm™ is designed to enhance operational efficiency, improve sorting accuracy, and reduce labor costs for warehouses and distribution centers, addressing the accelerating demand for automation across the U.S. logistics sector.

For more information, please visit www.amcx.ai.

Investors and Media Contact

Susan Xu

Alliance Advisors IR

E: AMCRoboticsIR@allianceadvisors.com

Cautionary Note Regarding Forward Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, and the effects of regulation. These forward-looking statements are based on the Company’s management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including statements regarding the management’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the anticipated use of proceeds received under the terms of the Agreement . These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) challenges in opening operations in new jurisdictions, including but not limited to compliance with local ordinances, obtaining any necessary permits and regulatory oversight; (b) the ability to recognize the anticipated benefits of the new operations; (c) the outcome of any legal proceedings that may be instituted against the Company; (d) the ability to continue to meet the applicable stock exchange listing standards; (e) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations); (f) the possibility that AMC Robotics may be adversely affected by other economic, business, and/or competitive factors; (g) AMC Robotics’ estimates of expenses and profitability; (h) buildout and production line commissioning of the Company’s robotic manufacturing facility and the corresponding target completion date; and (i) other risks and uncertainties indicated under “Risk Factors” contained in AMC Robotics’ Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed or to be filed with the SEC by AMC Robotics. Copies are available on the SEC’s website, www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.